UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________________________________
FORM 8-K
_____________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 18, 2022
_____________________________________________
Independence Realty Trust, Inc.
(Exact name of registrant as specified in its charter)
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Maryland	001-36041	26-4567130
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1835 Market Street, Suite 2601
Philadelphia, Pennsylvania, 19103
(Address of Principal Executive Office) (Zip Code)
(267) 270-4800
(Registrant’s telephone number, including area code)
N/A
Former name or former address, if changed since last report
_____________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	IRT	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 18, 2022, Independence Realty Trust, Inc. (the “Company”) held its 2022 Annual Meeting of
Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved the Company’s 2022 Long Term Incentive Plan (the “Plan”). The description of the Plan included in the Company’s proxy statement filed with the Securities and Exchange Commission on March 18, 2022 is incorporated herein by reference.
Item 5.07    Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s stockholders voted on: (1) the election of ten directors, each to serve for a term expiring at the Company’s 2023 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified, (2) the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the calendar year ending December 31, 2022, (3) an advisory, non-binding resolution on the Company’s executive compensation and (4) approval of the Plan. The tables below show the voting results.

Proposal 1: Election of Ten Directors.

Trustee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Scott F. Schaeffer	135,345,043	3,454,851	1,166,890	30,899,163
Stephen R. Bowie	138,863,427	401,249	702,108	30,899,163
Ned W. Brines	138,363,585	920,001	683,198	30,899,163
Richard D. Gebert	134,682,123	4,588,889	695,772	30,899,163
Melinda H. McClure	131,141,859	8,178,210	646,715	30,899,163
Ella S. Neyland	136,887,928	2,431,364	647,492	30,899,163
Thomas H. Purcell	138,720,343	397,232	849,209	30,899,163
Ana Marie del Rio	138,614,843	694,152	657,789	30,899,163
Deforest B. Soaries, Jr., D. Min.	135,482,489	3,795,530	688,765	30,899,163
Lisa Washington	138,675,879	584,983	705,922	30,899,163

Proposal 2: Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

Votes For	Votes Against	Abstentions	Broker Non-Votes
168,060,128	2,055,792	750,027	0

Proposal 3: Advisory, non-binding resolution on the Company’s executive compensation.

Votes For	Votes Against	Abstentions	Broker Non-Votes
135,189,780	3,525,691	1,251,313	30,899,163

Proposal 4: Approval of the Company’s 2022 Long Term Incentive Plan.

Votes For	Votes Against	Abstentions	Broker Non-Votes
127,269,773	11,539,843	1,157,168	30,899,163

Item 8.01    Other Events.
On May 18, 2022, the Board of Directors of the Company authorized a common stock repurchase program covering up to $250,000,000 in shares of common stock of the Company and increased the quarterly dividend to $0.14 per share of IRT common stock, which represents a 17% increase in the dividend over the prior quarterly rate of $0.12 per share. The dividend is payable on July 22, 2022 to shareholders of record at the close of business on July 1, 2022. Under the repurchase program, the Company, in its discretion, may purchase its shares from time to time in the open market or in privately negotiated transactions. The amount and timing of the purchases will depend on a number of factors, including the price and availability of the Company’s shares, trading volume and general market conditions. The repurchase program has no time limit and may be suspended or discontinued at any time.
A copy of the press release announcing the repurchase program and quarterly dividend increase is attached hereto as Exhibit 99.1, and is incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.
(d)Exhibits.

10.1	Independence Realty Trust, Inc. 2022 Long Term Incentive Plan, incorporated by reference to Appendix C to IRT's Definitive Proxy Statement on Schedule 14A filed on March 18, 2022.
99.1	Share Repurchase Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Independence Realty Trust, Inc.

May 18, 2022	By:	/s/ James J. Sebra
	Name:	James J. Sebra
	Title:	Chief Financial Officer and Treasurer
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